                                                          Exhibit No. EX-99.d.1.

                                     Form of

                          INVESTMENT ADVISORY AGREEMENT

     THIS  AGREEMENT,  made by and  between  Cheswold  Lane  Funds,  a  Delaware statutory trust (the "Trust"), on behalf of the Cheswold Lane International High
Dividend  Fund  (the  "Fund"),  and  Cheswold  Lane  Asset  Management,  LLC,  a
Pennsylvania limited liability company (the "Advisor").

                              W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and  engages  in the  business  of  investing  and  reinvesting  its  assets  in securities and other investments; and

     WHEREAS,  the  Advisor  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

     WHEREAS,  the Trust has  selected  the  Advisor to serve as the  investment adviser for the Fund effective as of the date of this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged,  and each of the parties hereto intending to be legally bound, it is agreed as follows:

     1.   The Trust, on behalf of the Fund, hereby employs the Advisor to manage the investment and  reinvestment of the Fund's assets,  subject to the direction of the Board of Trustees  (the  "Board") and the officers of the Trust,  for the period and on the terms  hereinafter set forth.  The Advisor hereby accepts such employment  and agrees  during such period to render the services and assume the obligations herein set forth for the compensation  herein provided.  The Advisor shall, for all purposes herein, be deemed to be an independent  contractor,  and shall, unless otherwise expressly provided and authorized,  have no authority to act for or to  represent  the  Trust or the  Fund in any  way,  or in any way be
deemed an agent of the Trust or the  Fund.  The  Advisor  shall  regularly  make decisions as to what  securities  to purchase and sell on behalf of the Fund and shall record and implement  such decisions and shall furnish the Board with such information  and reports  regarding the Fund's  investments as the Advisor deems appropriate or as the Board may reasonably  request.  Subject to compliance with the requirements of the 1940 Act, the Advisor may retain as a sub-adviser to the
Fund, at the Advisor's own expense,  any investment adviser registered under the
Advisers Act.

     2.   The Fund shall conduct its own business and affairs and shall bear the expenses and salaries  necessary and incidental  thereto  including,  but not in limitation  of the  foregoing,  the costs  incurred in: the  maintenance  of its corporate  existence;  the  maintenance  of  its  registration  statement  under applicable  federal  securities  laws;  preparation,  filing and printing of its prospectus,  statement  of  additional  information  and sales  literature;  the maintenance  of its  compliance  program;  the  compensation  of its  compliance officer(s);  the maintenance of its own books,  records and procedures;  dealing with  its own  shareholders;  the  payment  of  dividends;  transfer  of  stock, including  issuance,  redemption and repurchase of shares;  preparation of share certificates;  reports  and  notices to  shareholders;  calling  and  holding of shareholders'  meetings;  miscellaneous office expenses;  brokerage commissions;
custodian fees; legal and accounting  fees; and taxes.  Members and employees of the Advisor may be trustees,  officers or employees of the Trust. In the conduct of the  respective  businesses of the parties  hereto and in the  performance of this  Agreement,  the Trust may  obtain  office  space and  facilities  from the
Advisor and will  reimburse the Advisor for its rent or other  expenses  thereby incurred.

     3.   (a) The Advisor  shall place and execute  Fund orders for the purchase and sale of portfolio securities with  broker-dealers.  Subject to the obtaining the best price and execution reasonably available,  the Advisor is authorized to place orders for the purchase and sale of portfolio securities for the Fund with such  broker-dealers as it may select from time to time. Subject to subparagraph
(b) below, the Advisor is also authorized to place transactions with brokers who provide  research or  statistical  information  or analyses to the Fund,  to the
Advisor,  or to any  other  client  for which the  Advisor  provides  investment advisory services. The Advisor also agrees that it will cooperate with the Trust to allocate  brokerage  transactions to brokers or dealers who provide  benefits directly to the Fund;  provided,  however,  that such  allocation  comports with applicable law including, without limitation, Rule 12b-1(h) under the 1940 Act.

          (b)  Notwithstanding  the  provisions  of  subparagraph  (a) above and subject  to such  policies  and  procedures  as may be  adopted by the Board and officers  of the Trust,  the  Advisor is  authorized  to cause the Fund to pay a member of an exchange,  broker or dealer an amount of commission for effecting a securities  transaction in excess of the amount of commission  another member of an exchange, broker or dealer would have charged for effecting that transaction, in such  instances  where the  Advisor  has  determined  in good faith that such amount of  commission  was  reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall  responsibilities with  respect to the Fund and to other  funds or clients  for which the  Advisor exercises investment discretion.

          (c) The Advisor is authorized to direct  portfolio  transactions  to a broker that is an  affiliated  person of the  Advisor or the Fund in  accordance with such standards and procedures as may be approved by the Board in accordance with Rule  17e-1  under the 1940 Act,  or other  rules  promulgated  by the U.S.
Securities  and Exchange  Commission  ("SEC").  Any  transaction  placed with an affiliated  broker must (i) be placed at best  execution,  and (ii) may not be a principal transaction.

          (d) The Advisor is authorized to aggregate or "bunch" purchase or sale orders for the Fund with orders for various  other clients when it believes that such action is in the best interests of the Fund and all other such clients.  In such an event,  allocation of the  securities  purchased or sold will be made by the Advisor in accordance with the Advisor's written policy.

     4.   (a) As compensation for the services to be rendered to the Fund by the
Advisor under the provisions of this Agreement,  the Trust on behalf of the Fund shall pay to the Advisor from the Fund's  assets an annual fee equal to 0.90% of the daily average net assets of the Fund, payable on a monthly basis.

          (b) If this  Agreement is terminated  prior to the end of any calendar month,  the  management  fee shall be  prorated  for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar days,  during which the Agreement is in effect,  bears to the number of  calendar  days in the month,  and shall be payable  within 10 days after the date of termination.

          (c)  The Advisor shall look  exclusively to the assets of the Fund for payment of the advisory fee.

     5.   The  services  to be rendered by the Advisor to the Trust on behalf of the Fund  under  the  provisions  of this  Agreement  are not to be deemed to be exclusive, and the Advisor shall be free to render similar or different services to others so long as its  ability to render the  services  provided  for in this
Agreement shall not be impaired thereby.

     6.   The  Advisor,  its members,  employees  and agents may engage in other
businesses,   may  render  investment  advisory  services  to  other  investment companies, or to any other corporation, association, firm, entity or individual, and may render  underwriting  services  to the Trust on behalf of the Fund or to
any  other  investment  company,  corporation,   association,  firm,  entity  or
individual.  In  accordance  with the Advisers  Act, if there is a change in the membership of the Advisor,  which is a limited  liability  company,  the Advisor shall,  within a  reasonable  time after such  change,  notify the Trust and the
Board of the change.

     7.   In the absence of willful misfeasance,  bad faith, gross negligence or reckless  disregard in the  performance  of its duties to the Fund,  the Advisor shall not be liable to the Trust,  the Fund or to any Trustee or  shareholder of the Trust or the Fund for any loss or damage arising from any action or omission in the course of, or connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of any investment or security, or otherwise.

     8.   (a) This  Agreement  shall be executed and become  effective as of the date  written  below if approved  by (i) the Board,  including a majority of the
Trustees  who are not parties to this  Agreement or  interested  persons of such party (the "Independent  Trustees"),  cast in person at a meeting called for the purpose  of  voting on such  approval;  and (ii) the vote of a  majority  of the outstanding  voting  securities of the Fund.  It shall  continue in effect for a period of two years and may be renewed  thereafter  only so long as such renewal and continuance is specifically approved as required by the 1940 Act (currently, at least  annually  by the  Board or by vote of a  majority  of the  outstanding voting  securities of the Fund and only if the terms and the renewal hereof have been  approved by the vote of a majority of the  Independent  Trustees,  cast in person at a meeting called for the purpose of voting on such approval).

          (b) No amendment to this Agreement shall be effective unless the terms thereof have been approved as required by the 1940 Act  (currently,  by the vote of a majority  of the  outstanding  voting  securities  of the Fund  unless such shareholder  approval would not be required under applicable  interpretations by the staff of the SEC,  and by the vote of a majority  of  Independent  Trustees, cast in person at a meeting called for the purpose of voting on such approval).

          (c) In connection with such renewal or amendment, it shall be the duty of the Board to request  and  evaluate,  and the duty of the Advisor to furnish, such  information  as may be reasonably  necessary to evaluate the terms of this
Agreement and any amendment thereto.

          (d) Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of a penalty,  on sixty days' written notice to the Advisor of the Trust's  intention to do so,  pursuant to action by the  Board  or  pursuant  to a vote  of a  majority  of the  outstanding  voting securities of the Fund.  The Advisor may terminate  this  Agreement at any time, without the payment of penalty on sixty days' written notice to the Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the  parties  hereunder  shall  cease  and  terminate  as of the  date  of  such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination,  and except for the obligation of the Trust to pay to the Advisor the fee  provided in  Paragraph 4 hereof.  This  Agreement shall automatically  terminate in the event of its assignment unless the parties hereto,  by agreement,  obtain an exemption  from the SEC from the provisions of the 1940 Act pertaining to the subject matter of this paragraph.

     9.   This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     10.  For the purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the  meaning  defined  in the 1940 Act and the  rules  and  interpretations thereunder.

     11.  (a)  The  Trust  expressly  agrees  and  acknowledges  that  the  name
"Cheswold  Lane" is the sole property of the Advisor,  and, with respect to such name,  that  similar  names may from time to time be used by other  funds in the investment  business  that are  affiliated  with the  Advisor.  The  Advisor has consented to the use by the Trust of the  identifying  words "Cheswold Lane" and has granted to the Trust a nonexclusive  license to use the name "Cheswold Lane"
as part of the name of the Trust and the name of any series of shares, including the  Fund.  The  Trust  further  expressly  agrees  and  acknowledges  that  the non-exclusive  license  granted  herein may be  terminated by the Advisor if the
Trust ceases to use the Advisor, an affiliate of the Advisor or their successors as investment adviser.  In such event, the non-exclusive  license granted herein may be revoked by the Advisor and the Trust shall cease using the name "Cheswold
Lane" as part of its name or the name of any  series of  shares,  including  the
Fund,  unless  otherwise  consented  to by the Advisor or any  successor  to its interests in such name.

          (b) The  Trust  further  understands  and  agrees  that so long as the
Advisor and/or its affiliates shall continue to serve as the Trust's  investment adviser,  other mutual funds or other investment  products that may be sponsored or advised by the Advisor and/or its affiliates shall have the right permanently to adopt and to use the words  "Cheswold  Lane" in their name and in the name of any series or class of shares of such funds or other investment products.

     IN WITNESS  WHEREOF,  the parties hereto have this Agreement to be executed by their duly authorized officers this [__] day of [____________], 2006.

                              CHESWOLD LANE FUNDS
                              On behalf of the Cheswold Lane International High
                              Dividend Fund

Attest:____________________   By:______________________________

                              Name:
                              Title:

                              CHESWOLD LANE ASSET MANAGEMENT, LLC

Attest:____________________   By:______________________________
                              Name:
                              Title